Exhibit 99.4

PRIVILEGED AND CONFIDENTIAL
April 29, 2016

To: All Parkway Employees

From: Jim Heistand

Subject: Parkway Announcement and Company-Wide Call

Good Morning,

Today we announced that Parkway has entered into a definitive agreement to merge with Cousins Properties. Simultaneously with the merger, Parkway and Cousins will separate the Houston-based assets of both companies into a new public company, which we currently refer to as “HoustonCo.” We expect to complete both transactions in the fourth quarter of this year. The press release that was issued this morning announcing these transactions is attached to this e-mail.

Since becoming CEO of Parkway, I have been committed to exploring compelling strategic opportunities that will enhance shareholder value. We believe that the creation of two separate and highly-focused REITs with conservative balance sheets and well-defined investment strategies provides the best opportunity to do so. I will be leading HoustonCo, and I am very excited to continue working alongside several members of the existing Parkway senior management team to launch this new company which we believe is poised for success.

We recognize that you will have many questions regarding this announcement. We plan to share additional details regarding the strategic transactions on a company-wide call that will be held this morning at 10:00 A.M. To participate in the conference call, please dial (877) 369-0926. The Meeting ID Number is 182 618 836. We encourage you all to dial-in.

We know that today’s news may generate attention from people outside the company. Should you receive any inquiries from media or investors, please direct them to David O’Reilly at (407) 650-0593.

I would like to thank each of you for your continued dedication to Parkway. I look forward to speaking with you all later this morning.

Jim

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements about benefits of the proposed transactions, including future financial and operating results, plans, objectives, expectations and intentions. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which parties to the proposed transactions operate and beliefs of and assumptions made by management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger and spin-off; risks associated with the ability to list the common stock of the spun-off company on the New York Stock Exchange; the ability to realize anticipated benefits and synergies of the proposed transactions; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins, Parkway or any company spun-off by the combined company; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Cousins and Parkway. Cousins and Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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